Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Fourth Quarter and Full Year 2025 Earnings; Declares Quarterly Dividend, Increases Share Repurchase Authorization

Indiana, PA, January 27, 2026 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the fourth quarter and full year of 2025.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Year Ended
except per share data)	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Reported Results
Net income	$44,876	$41,328	$35,849	$152,302	$142,572
Diluted earnings per share	$0.43	$0.39	$0.35	$1.47	$1.39
Return on average assets	1.46%	1.34%	1.23%	1.26%	1.22%
Return on average equity	11.49%	10.71%	10.16%	10.15%	10.44%

Operating Results (non-GAAP)(1)
Core net income	$44,658	$41,166	$36,067	$158,101	$142,709
Core diluted earnings per share	$0.43	$0.39	$0.35	$1.53	$1.40
Core pre-tax pre-provision net revenue	$63,166	$62,942	$51,388	$231,664	$207,551
Provision expense	$7,005	$11,327	$6,490	$32,966	$29,170
Provision for credit losses - acquisition day 1 non-PCD	$—	$—	$—	$3,759	$—
Net charge-offs	$11,272	$12,247	$13,691	$29,375	$31,180
Reserve build/(release)(2)	$(3,837)	$(3,361)	$(7,206)	$6,862	$1,188
Core return on average assets (ROAA)	1.45%	1.34%	1.23%	1.31%	1.22%
Core pre-tax pre-provision ROAA	2.05%	2.05%	1.76%	1.92%	1.78%
Return on average tangible common equity	15.90%	14.96%	14.40%	14.17%	14.94%
Core return on average tangible common equity	15.83%	14.90%	14.48%	14.69%	14.95%
Core efficiency ratio	52.84%	52.30%	56.07%	54.42%	55.36%
Net interest margin (FTE)	3.98%	3.92%	3.54%	3.84%	3.55%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures may be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.
Fourth Quarter 2025 Highlights
•Net income of $44.9 million and diluted earnings per share of $0.43 represent an increase of $3.5 million, or $0.04 per share from the previous quarter and an increase of $9.0 million, or $0.08 per share from the fourth quarter of 2024
•Core pre-tax pre-provision net revenue (PPNR)(1) totaled $63.2 million, an increase of $0.2 million from the previous quarter and an increase of $11.8 million from the fourth quarter of 2024

•Average deposits increased $72.0 million, 2.8% annualized, compared to the prior quarter
•Total loans increased $28.6 million, or 1.2% annualized, from the previous quarter, driven by growth in the Equipment Finance and Construction portfolios
◦Loans held for sale increased $208.9 million from the previous quarter due to the designation of $225.4 million of Commercial loans as held for sale
•Net interest income (FTE) of $113.6 million increased $2.1 million from the previous quarter
•Noninterest income (excluding a $0.4 million gain on investment securities in both 3Q and 4Q 2025) of $24.3 million decreased $0.2 million from the previous quarter
•Noninterest expense (excluding $0.2 million of merger-related expenses in 3Q and 4Q 2025) of $74.3 million increased $1.7 million from the previous quarter
Profitability
•The return on average assets (ROAA) was 1.46% as compared to 1.34% in the previous quarter and 1.23% in the fourth quarter of 2024
•Core return on average assets (ROAA) was 1.45% as compared to 1.34% in the previous quarter and 1.23% in the fourth quarter of 2024
•Core pre-tax pre-provision ROAA(1) was 2.05% as compared to 2.05% in the prior quarter and 1.76% in the fourth quarter of 2024
•The net interest margin of 3.98% increased six basis points from the prior quarter and increased 44 basis points from the fourth quarter of 2024
•The core efficiency ratio(1) of 52.84% increased 54 basis points from the previous quarter and decreased 323 basis points from the fourth quarter of 2024
Strong capital position
•Bank-level Total Regulatory Capital ratio of 13.4% represents $348.0 million in excess capital above the regulatory “well capitalized” requirement of 10.0%
•A total of 1,451,296 shares at a weighted average price of $15.94 were repurchased during the fourth quarter of 2025 under the Company’s previously authorized share repurchase programs. The remaining repurchase capacity under the current program was $22.7 million as of December 31, 2025. An additional $25.0 million of share repurchase authority was authorized by the Board in January 2026
Asset quality
•The provision for credit losses was $7.0 million, a decrease of $4.3 million compared to the previous quarter
•The allowance for credit losses as a percentage of end-of-period loans was 1.32%, as compared to 1.34% in the previous quarter
•Total nonperforming loans increased $3.1 million from the previous quarter
•Net charge-offs on loans totaled $11.3 million, a decrease of $1.0 million from the previous quarter
◦Net charge-offs (annualized) as a percentage of average loans outstanding was 0.47% in the fourth quarter of 2025 as compared to 0.51% in the previous quarter

Full Year 2025 Highlights
Earnings
•Net income of $152.3 million and diluted earnings per share of $1.47
◦Core net income(1) was $158.1 million, or $1.53 diluted earnings per share, compared to $142.7 million, or $1.40 diluted earnings per share in the prior year
•Core pre-tax pre-provision income(1) of $231.7 million increased $24.1 million from the prior year
Profitability
•The return on average assets (ROAA) for the year ended December 31, 2025 was 1.26% as compared to 1.22% in the prior year
•Core return on average assets (ROAA) for the year ended December 31, 2025 was 1.31% as compared to 1.22% in the prior year
•Core pre-tax pre-provision ROAA(1) for the year ended December 31, 2025 was 1.92% as compared to 1.78% in the prior year
•The core efficiency ratio(1) decreased 94 basis points to 54.42% compared to the prior year
Franchise Growth
•Average deposits grew $580.1 million, or 6.1% compared to the prior year
◦Average deposits (excluding acquired deposits) grew $393.5 million, or 4.2% compared to the prior year
•Total loans grew $743.7 million, or 8.2% compared to the prior year
◦Total loans (excluding acquired loans) grew $451.9 million, or 5.0% compared to the prior year
•The loan-to-deposit ratio was 95.4% for the year ended December 31, 2025 as compared to 93.4% in the prior year
•Tangible book value per share increased $1.18, or 11.8% from the previous year.
“Our fourth quarter results capped off a strong year for First Commonwealth, highlighted by solid loan and deposit growth, continued expansion of our net interest margin, and stable capital levels,” said T. Michael Price, President and Chief Executive Officer. “We delivered improved profitability this quarter while maintaining sound credit quality and strengthening our balance sheet through core deposit growth. The progress we made this year—both financially and operationally—positions us well to continue delivering long term value for our shareholders and supporting the financial success of our customers and communities.”
Earnings
Net income for the quarter ended December 31, 2025 was $44.9 million, or $0.43 per share, compared to $41.3 million, or $0.39 per share in the prior quarter.
Net income for the year ended December 31, 2025 was $152.3 million, or $1.47 per share, compared to $142.6 million, or $1.39 per share for the same period in 2024.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $113.6 million increased $2.1 million from the previous quarter and increased $18.1 million from the prior year quarter. The increase from the previous quarter was primarily due to a six basis point increase in the net interest margin. The yield on earning assets increased three basis points due to an 11 basis point increase in the yield on indirect auto loans along with a $32.3 million increase in indirect auto balances, combined with a $51.5 million increase in average equipment finance loans. The total cost of funds decreased three basis points due to a 16 basis point decrease in the cost of non-personal NOW accounts and $73.4 million decrease in average short-term borrowings, partially offset by a $72.1 million increase in average time deposits.
Total average deposits increased $72.0 million, or 2.8% annualized in the fourth quarter of 2025 as compared to the previous quarter. Total end-of-period deposits decreased $19.6 million, or 0.8% annualized, from the previous quarter.
Asset Quality
Provision for credit losses totaled $7.0 million in the fourth quarter of 2025 as compared to $11.3 million in the previous quarter. The decrease in provision expense, relative to the prior quarter, was primarily driven by a $4.4 million provision for a dealer floorplan relationship in the prior quarter, along with a $2.3 million decrease in provision expense for unfunded commitments.
Nonperforming loans totaled $91.8 million, an increase of $3.1 million from the previous quarter. Nonperforming loans represented 0.94% of total loans as compared to 0.91% and 0.68% for the periods ended September 30, 2025 and December 31, 2024, respectively.
At December 31, 2025, criticized loans totaled $267.2 million, an increase of $19.0 million from the previous quarter.
During the fourth quarter of 2025, net charge-offs were $11.3 million as compared to net charge-offs of $12.2 million in the previous quarter and $13.7 million in the fourth quarter of 2024.
Net charge-offs (annualized) as a percentage of average loans were 0.46%, 0.51% and 0.61% for the periods ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding $0.4 million gain on investment securities in 3Q and 4Q 2025) totaled $24.3 million for the fourth quarter of 2025, as compared to $24.5 million for the third quarter of 2025 and $25.3 million for the fourth quarter of 2024. The $0.2 million decrease from the previous quarter was primarily due to a $0.7 million decrease in wealth advisory fees and a $0.2 million decrease in swap fees, partially offset by a $0.8 million increase in Gain on Sale of Small Business Administration (SBA) loans.
For the year ended December 31, 2025, noninterest income (excluding $0.8 million gain on sale of investment securities in 2025 and $0.2 million gain on sale of investment securities in 2024) totaled $96.0 million, a decrease of $3.0 million from the prior year. The decrease from the prior year was primarily due to a $6.3 million decrease in card-related interchange income due to the Bank being subject to a full twelve months of the Durbin amendment, partially offset by a $1.8 million increase in wealth advisory fees, a $1.5 million increase in gain on sale of mortgage loans and a $0.7 million increase in swap fees.
Noninterest expense (excluding $0.2 million of merger related expenses in 3Q and 4Q 2025 and $0.3 million in 4Q 2024) totaled $74.3 million for the fourth quarter of 2025, as compared to $72.7 million in the third quarter of 2025 and $69.0 million for the fourth quarter of 2024. The $1.7 million increase from the previous quarter was primarily the result of a $1.5 million increase in salaries and benefits and a $0.7 million increase in software expense, partially offset by a $0.9 million decrease for a Pennsylvania shares tax adjustment.
The core efficiency ratio was 52.84% during the fourth quarter of 2025 as compared to 52.30% in the previous quarter and 56.07% in the fourth quarter of 2024.
For the year ended December 31, 2025, noninterest expense (excluding $4.4 million of merger related expenses in 2025 and $0.4 million in merger expense and $0.4 million loss on the early redemption of subordinated debt in 2024) totaled $290.4 million, as compared to $270.0 million in the prior year. The $20.5 million increase from the prior year was primarily driven by a $14.7 million increase in salaries and benefits and a $1.4 million increase in other professional fees, partially offset by a $1.7 million decrease in operational losses due to lower fraud expense.
The core efficiency ratio was 54.42% for the year ended December 31, 2025 as compared to 55.36% in the previous year.
Full time equivalent staff was 1,567 at December 31, 2025, 1,548 at September 30, 2025 and 1,512 at December 31, 2024

Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.135 per share, which represents a 3.9% increase from the fourth quarter of 2024. The cash dividend is payable on February 20, 2026 to shareholders of record as of February 6, 2026. This dividend represents a 3.1% projected annual yield utilizing the January 26, 2026 closing market price of $17.53.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at December 31, 2025 were 14.5%, 12.7%, 10.9% and 12.1%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the fourth quarter and full year 2025 on Wednesday, January 28, 2026 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 126 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh and Harrisburg, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors, including, but not limited to: (1) volatility and disruption in national and international financial markets; (2) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (3) inflation, interest rate, commodity price, securities market and monetary fluctuations; (4) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (5) the soundness of other financial institutions; (6) political instability; (7) impairment of First Commonwealth’s goodwill or other intangible assets; (8) acts of God or of war or terrorism; (9) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (10) changes in consumer spending, borrowings and savings habits; (11) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (12) technological changes; (13) acquisitions and integration of acquired businesses; (14) First Commonwealth’s ability to attract and retain qualified employees; (15) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (16) the ability to increase market share and control expenses; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (19) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (20)

other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Ron Wahl
Communications and Media Relations
Phone: 724-463-6806
E-mail: RWahl@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
SUMMARY RESULTS OF OPERATIONS
Net interest income	$113,201	$111,123	$95,081	$426,087	$378,892
Provision for credit losses	7,005	11,327	6,490	32,966	29,170
Provision for credit losses — acquisition day 1 non-PCD	—	—	—	3,759	—
Noninterest income	24,716	24,857	25,335	96,824	99,231
Noninterest expense	74,476	72,834	69,304	294,828	270,745
Net income	44,876	41,328	35,849	152,302	142,572
Core net income (5)	44,658	41,166	36,067	158,101	142,709
Earnings per common share (diluted)	$0.43	$0.39	$0.35	$1.47	$1.39
Core earnings per common share (diluted) (6)	$0.43	$0.39	$0.35	$1.53	$1.40
KEY FINANCIAL RATIOS
Return on average assets	1.46%	1.34%	1.23%	1.26%	1.22%
Core return on average assets (7)	1.45%	1.34%	1.23%	1.31%	1.22%
Return on average assets, pre-provision, pre-tax	2.06%	2.05%	1.75%	1.89%	1.78%
Core return on average assets, pre-provision, pre-tax	2.05%	2.05%	1.76%	1.92%	1.78%
Return on average shareholders' equity	11.49%	10.71%	10.16%	10.15%	10.44%
Return on average tangible common equity (8)	15.90%	14.96%	14.40%	14.17%	14.94%
Core return on average tangible common equity (9)	15.83%	14.90%	14.48%	14.69%	14.95%
Core efficiency ratio (2)(10)	52.84%	52.30%	56.07%	54.42%	55.36%
Net interest margin (FTE) (1)	3.98%	3.92%	3.54%	3.84%	3.55%

Book value per common share	$15.11	$14.78	$13.81
Tangible book value per common share (11)	11.22	10.94	10.04
Market value per common share	16.86	17.05	16.92
Cash dividends declared per common share	0.135	0.135	0.130	0.535	0.515
ASSET QUALITY RATIOS
Nonperforming loans and leases as a percent of end-of-period loans and leases(3)	0.94%	0.91%	0.68%
Nonperforming assets as a percent of total assets (3)	0.77%	0.74%	0.55%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.46%	0.51%	0.61%
Allowance for credit losses as a percent of nonperforming loans and leases (4)	137.07%	148.04%	193.48%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.32%	1.34%	1.32%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.6%	12.5%	12.1%
Tangible common equity as a percent of tangible assets (12)	9.7%	9.6%	9.1%
Leverage Ratio	10.9%	10.8%	10.6%
Risk Based Capital - Tier I	12.7%	12.7%	12.9%
Risk Based Capital - Total	14.5%	14.4%	14.6%
Common Equity - Tier I	12.1%	12.0%	12.1%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
INCOME STATEMENT
Interest income	$163,925	$162,709	$149,996	$632,688	$600,463
Interest expense	50,724	51,586	54,915	206,601	221,571
Net Interest Income	113,201	111,123	95,081	426,087	378,892
Provision for credit losses	7,005	11,327	6,490	32,966	29,170
Provision for credit losses - acquisition day 1 non-PCD	—	—	—	3,759	—
Net Interest Income after Provision for Credit Losses	106,196	99,796	88,591	389,362	349,722
Net securities gains (losses)	425	369	1	(4,348)	(5,446)
Gain on sale of VISA	—	—	—	5,146	5,664
Trust income	3,379	3,477	3,031	12,907	11,821
Service charges on deposit accounts	5,828	5,913	5,749	22,774	22,518
Insurance and retail brokerage commissions	2,886	3,499	2,654	12,652	11,546
Income from bank owned life insurance	1,725	1,712	1,418	6,877	6,361
Gain on sale of mortgage loans	1,941	2,132	1,645	7,296	5,795
Gain on sale of other loans and assets	2,198	1,085	3,076	6,888	9,111
Card-related interchange income	3,974	3,985	3,923	15,611	21,887
Derivative mark-to-market	25	2	95	(126)	(46)
Swap fee income	26	243	797	1,543	885
Other income	2,309	2,440	2,946	9,604	9,135
Total Noninterest Income	24,716	24,857	25,335	96,824	99,231
Salaries and employee benefits	42,265	40,717	38,025	163,981	149,287
Net occupancy	4,981	5,110	4,769	20,714	19,783
Furniture and equipment	4,994	4,427	4,360	18,161	17,453
Data processing	4,197	4,260	4,039	16,359	15,582
Pennsylvania shares tax	483	1,337	1,968	4,495	5,422
Advertising and promotion	1,687	1,931	1,358	6,447	5,535
Intangible amortization	1,494	1,567	1,368	5,503	5,024
Other professional fees and services	1,526	1,843	1,557	6,892	5,533
FDIC insurance	1,535	1,653	1,436	6,117	5,973
Litigation and operational losses	1,080	582	920	2,925	4,592
Loss on sale or write-down of assets	281	87	99	654	451
Loss on early redemption of subordinated debt	—	—	—	—	369
Merger and acquisition	150	165	277	4,379	391
Other operating expenses	9,803	9,155	9,128	38,201	35,350
Total Noninterest Expense	74,476	72,834	69,304	294,828	270,745
Income before Income Taxes	56,436	51,819	44,622	191,358	178,208
Income tax provision	11,560	10,491	8,773	39,056	35,636
Net Income	$44,876	$41,328	$35,849	$152,302	$142,572

Shares Outstanding at End of Period	102,840,771	104,293,298	101,758,450	102,840,771	101,758,450
Average Shares Outstanding Assuming Dilution	103,643,551	104,754,917	101,963,018	103,524,130	102,205,497

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	December 31,	September 30,	December 31,
	2025	2025	2024
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$103,280	$117,241	$105,051
Interest-bearing bank deposits	77,082	44,170	28,358
Securities available for sale, at fair value	1,052,489	1,100,437	1,178,577
Securities held to maturity, at amortized cost	519,422	479,915	405,639
Loans held for sale	271,452	62,566	51,991

Loans and leases	9,508,039	9,688,288	8,983,754
Allowance for credit losses	(125,768)	(129,605)	(118,906)
Net loans and leases	9,382,271	9,558,683	8,864,848

Goodwill and other intangibles	400,229	400,851	383,352
Other assets	536,811	546,513	567,120
Total Assets	$12,343,036	$12,310,376	$11,584,936

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,372,771	$2,420,235	$2,249,615

Interest-bearing demand deposits (a)	1,795,513	1,904,381	1,855,633
Savings deposits (a)	4,241,762	4,103,904	3,822,305
Time deposits	1,840,923	1,802,820	1,750,466
Total interest-bearing deposits	7,878,198	7,811,105	7,428,404

Total deposits	10,250,969	10,231,340	9,678,019

Short-term borrowings	147,966	149,557	80,139
Long-term borrowings	261,742	262,057	262,985
Total borrowings	409,708	411,614	343,124

Other liabilities	127,983	125,585	158,628
Shareholders' equity	1,554,376	1,541,837	1,405,165
Total Liabilities and Shareholders' Equity	$12,343,036	$12,310,376	$11,584,936
(a) Deposits on the above balance sheet for periods prior to June 30, 2025 reflect a reclassification to interest-bearing deposits from savings deposits in order to remove the impact of an internal sweep program related to regulatory reserve requirements. The internal sweep program was terminated in the second quarter of 2025, therefore prior periods are now shown without the reclassification.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Year Ended
	December 31,	Yield/	September 30,	Yield/	December 31,	Yield/	December 31,	Yield/	December 31,	Yield/
	2025	Rate	2025	Rate	2024	Rate	2025	Rate	2024	Rate
NET INTEREST MARGIN

Assets
Loans and leases (FTE)(1)(3)	$9,736,392	6.12%	$9,653,118	6.08%	$9,034,096	5.97%	$9,474,491	6.06%	$9,013,742	6.02%
Interest bearing bank deposits	48,542	4.48%	40,159	4.85%	58,469	5.22%	56,166	4.73%	164,339	5.52%
Securities (FTE)(1)	1,525,296	3.52%	1,597,369	3.60%	1,620,823	3.43%	1,597,220	3.59%	1,536,812	3.27%
Total Interest-Earning Assets (FTE) (1)	11,310,230	5.76%	11,290,646	5.73%	10,713,388	5.58%	11,127,877	5.70%	10,714,893	5.62%
Noninterest-earning assets	919,649		919,357		912,328		928,278		940,073
Total Assets	$12,229,879		$12,210,003		$11,625,716		$12,056,155		$11,654,966

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$6,054,039	2.00%	$6,064,450	2.03%	$5,703,763	2.22%	$5,972,711	2.06%	$5,636,553	2.20%
Time deposits	1,806,856	3.65%	1,734,804	3.66%	1,730,251	4.32%	1,763,299	3.80%	1,549,999	4.32%
Short-term borrowings	55,098	2.64%	128,548	3.89%	98,113	4.28%	95,322	3.67%	444,453	4.60%
Long-term borrowings	261,872	4.92%	262,186	4.97%	252,064	5.07%	262,371	4.97%	186,550	5.41%
Total Interest-Bearing Liabilities	8,177,865	2.46%	8,189,988	2.50%	7,784,191	2.81%	8,093,703	2.55%	7,817,555	2.83%
Noninterest-bearing deposits	2,376,821		2,366,509		2,293,343		2,328,689		2,298,065
Other liabilities	125,496		122,896		144,153		132,792		173,426
Shareholders' equity	1,549,697		1,530,610		1,404,029		1,500,971		1,365,920
Total Noninterest-Bearing Funding Sources	4,052,014		4,020,015		3,841,525		3,962,452		3,837,411
Total Liabilities and Shareholders' Equity	$12,229,879		$12,210,003		$11,625,716		$12,056,155		$11,654,966

Net Interest Margin (FTE) (annualized)(1)		3.98%		3.92%		3.54%		3.84%		3.55%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	Balance Prior to Portfolio Move	Portfolio Moved to HFS
	December 31,	December 31,	December 31,	September 30,	December 31,
	2025	2025	2025	2025	2024
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,370,005	$(18,281)	$1,351,724	$1,374,627	$1,250,669
Commercial real estate	3,355,970	(173,861)	3,182,109	3,408,801	3,124,704
Equipment finance loans and leases	693,265	—	693,265	634,398	427,320
Real estate construction	439,095	(23,559)	415,536	403,548	475,367
Total Commercial	5,858,335	(215,701)	5,642,634	5,821,374	5,278,060

Consumer Loan Portfolio:
Closed-end mortgages	1,839,901	(9,431)	1,830,470	1,858,471	1,849,223
Home equity lines of credit	530,064	(249)	529,815	524,254	492,480
Real estate construction	47,250	—	47,250	41,894	8,017
Total Real Estate - Consumer	2,417,215	(9,680)	2,407,535	2,424,619	2,349,720

Auto & RV loans	1,387,195	—	1,387,195	1,370,551	1,280,645
Direct installment	23,057	—	23,057	24,115	25,935
Personal lines of credit	45,785	—	45,785	45,657	47,313
Student loans	1,833	—	1,833	1,972	2,081
Total Other Consumer	1,457,870	—	1,457,870	1,442,295	1,355,974
Total Consumer Portfolio	3,875,085	(9,680)	3,865,405	3,866,914	3,705,694
Total Portfolio Loans and Leases	9,733,420	(225,381)	9,508,039	9,688,288	8,983,754
Loans held for sale - individual	46,071	—	46,071	62,566	51,991
Loans held for sale - portfolio	—	225,381	225,381	—	—
Total Loans and Leases	$9,779,491	$—	$9,779,491	$9,750,854	$9,035,745

			December 31,	September 30,	December 31,
			2025	2025	2024
ASSET QUALITY DETAIL
Nonperforming Loans and Leases:
Loans and leases on nonaccrual basis			$81,476	$76,622	$45,827
Loans on nonaccrual basis - acquisition			10,280	10,925	15,629
Loans held for sale on a nonaccrual basis			—	1,138	—
Total Nonperforming Loans and Leases			$91,756	$88,685	$61,456
Other real estate owned ("OREO")			990	853	895
Repossessions ("Repos")			1,744	1,503	792
Total Nonperforming Assets			$94,490	$91,041	$63,143
Loans past due in excess of 90 days and still accruing			1,288	2,117	2,064
Classified loans and leases			139,378	124,902	96,296
Criticized loans and leases			267,164	248,214	224,175

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)			0.99%	0.94%	0.70%
Allowance for credit losses			$125,768	$129,605	$118,906

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$7,152	$6,927	$4,102	$15,134	$14,699
Real estate construction	465	829	1,057	1,294	1,086
Commercial real estate	2,039	3,011	6,620	6,971	8,501
Residential real estate	362	106	(27)	511	113
Loans to individuals	1,254	1,374	1,939	5,465	6,781
Net Charge-offs	$11,272	$12,247	$13,691	$29,375	$31,180

Net charge-offs as a percentage of average loans and leases outstanding (annualized) (4)	0.46%	0.51%	0.61%	0.31%	0.35%
Provision for credit losses as a percentage of net charge-offs	62.15%	92.49%	47.40%	112.22%	93.55%
Provision for credit losses	$7,005	$11,327	$6,490	$32,966	$29,170

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024

Interest income	$163,925	$162,709	$149,996	$632,688	$600,463
Adjustment to fully taxable equivalent basis (1)	355	351	354	1,382	1,347
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	164,280	163,060	150,350	634,070	601,810
Interest expense	50,724	51,586	54,915	206,601	221,571
Net interest income, (FTE) (1)	$113,556	$111,474	$95,435	$427,469	$380,239

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024

Net Income	$44,876	$41,328	$35,849	$152,302	$142,572
Intangible amortization	1,494	1,567	1,368	5,503	5,024
Tax benefit of amortization of intangibles	(314)	(329)	(287)	(1,156)	(1,055)
Net Income, adjusted for tax affected amortization of intangibles	$46,056	$42,566	$36,930	$156,649	$146,541

Average Tangible Equity:
Total shareholders' equity	$1,549,697	$1,530,610	$1,404,029	$1,500,971	$1,365,920
Less: intangible assets	400,638	401,825	383,620	395,355	384,844
Tangible Equity	1,149,059	1,128,785	1,020,409	1,105,616	981,076
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$1,149,059	$1,128,785	$1,020,409	$1,105,616	$981,076

(8)Return on Average Tangible Common Equity	15.90%	14.96%	14.40%	14.17%	14.94%

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024

Core Net Income:
Total Net Income	$44,876	$41,328	$35,849	$152,302	$142,572
Net securites gains	(425)	(369)	(1)	(798)	(218)
Tax benefit of net securities gains	89	77	—	168	46
Merger and acquisition related expenses	150	165	277	4,379	391
Tax benefit of merger and acquisition related expenses	(32)	(35)	(58)	(920)	(82)
Provision for credit losses - acquisition day 1 non-PCD	—	—	—	3,759	—
Tax benefit of provision for credit losses - acquisition day 1 non-PCD	—	—	—	(789)	—
(5) Core net income	$44,658	$41,166	$36,067	$158,101	$142,709
Average Shares Outstanding Assuming Dilution	103,643,551	104,754,917	101,963,018	103,524,130	102,205,497
(6) Core Earnings per common share (diluted)	$0.43	$0.39	$0.35	$1.53	$1.40

Intangible amortization	1,494	1,567	1,368	5,503	5,024
Tax benefit of amortization of intangibles	(314)	(329)	(287)	(1,156)	(1,055)
Core Net Income, adjusted for tax affected amortization of intangibles	$45,838	$42,404	$37,148	$162,448	$146,678

(9) Core Return on Average Tangible Common Equity	15.83%	14.90%	14.48%	14.69%	14.95%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Core Return on Average Assets:
Total Net Income	$44,876	$41,328	$35,849	$152,302	$142,572
Total Average Assets	12,229,879	12,210,003	11,625,716	12,056,155	11,654,966
Return on Average Assets	1.46%	1.34%	1.23%	1.26%	1.22%

Core Net Income (5)	$44,658	$41,166	$36,067	$158,101	$142,709
Total Average Assets	12,229,879	12,210,003	11,625,716	12,056,155	11,654,966
(7) Core Return on Average Assets	1.45%	1.34%	1.23%	1.31%	1.22%

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Core Efficiency Ratio:
Total Noninterest Expense	$74,476	$72,834	$69,304	$294,828	$270,745
Adjustments to Noninterest Expense:
Intangible amortization	1,494	1,567	1,368	5,503	5,024
Merger and acquisition related	150	165	277	4,379	391
Noninterest Expense - Core	$72,832	$71,102	$67,659	$284,946	$265,330

Net interest income, (FTE)	$113,556	$111,474	$95,435	$427,469	$380,239
Total noninterest income	24,716	24,857	25,335	96,824	99,231
Net securities gains	(425)	(369)	(1)	(798)	(218)
Total Revenue	137,847	135,962	120,769	523,495	479,252

Adjustments to Revenue:
Derivative mark-to-market	25	2	95	(126)	(46)
Total Revenue - Core	$137,822	$135,960	$120,674	$523,621	$479,298

(10)Core Efficiency Ratio	52.84%	52.30%	56.07%	54.42%	55.36%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	December 31,	September 30,	December 31,
	2025	2025	2024
Tangible Equity:
Total shareholders' equity	$1,554,376	$1,541,837	$1,405,165
Less: intangible assets	400,229	400,851	383,352
Tangible Equity	1,154,147	1,140,986	1,021,813
Less: preferred stock	—	—	—
Tangible Common Equity	$1,154,147	$1,140,986	$1,021,813

Tangible Assets:
Total assets	$12,343,036	$12,310,376	$11,584,936
Less: intangible assets	400,229	400,851	383,352
Tangible Assets	$11,942,807	$11,909,525	$11,201,584

(12)Tangible Common Equity as a percentage of Tangible Assets	9.66%	9.58%	9.12%

Shares Outstanding at End of Period	102,840,771	104,293,298	101,758,450
(11)Tangible Book Value Per Common Share	$11.22	$10.94	$10.04

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Pre-tax pre-provision net revenue:
Net interest income	$113,201	$111,123	$95,081	$426,087	$378,892
Noninterest income	24,716	24,857	25,335	96,824	99,231
Noninterest expense	74,476	72,834	69,304	294,828	270,745
Pre-tax pre-provision net revenue	$63,441	$63,146	$51,112	$228,083	$207,378

Net securites gains	$(425)	$(369)	$(1)	$(798)	$(218)
Merger and acquisition related expenses	150	165	277	4,379	391
Core pre-tax pre-provision net revenue	$63,166	$62,942	$51,388	$231,664	$207,551

Net charge-offs	$11,272	$12,247	$13,691	$29,375	$31,180